FOR IMMEDIATE RELEASE:

            ICONIX BRAND GROUP REPORTS RECORD FOURTH QUARTER AND FULL
                               YEAR 2005 RESULTS

            o     2005 EARNINGS PER SHARE OF $0.46 VS. $0.01 IN PRIOR YEAR

            o 2005 LICENSING REVENUE OF $30.2 MILLION VS. $10.6 MILLION IN PRIOR YEAR

            o     2005 NET INCOME OF $15.9 MILLION VS. $0.2 MILLION IN PRIOR
                  YEAR

NEW YORK, March 1, 2006 - Iconix Brand Group, Inc. (NASDAQ: ICON) today announced financial results for the fourth quarter and full year ended December 31, 2005. Licensing revenue for the full year increased to approximately $30.2 million compared to $10.6 million in the prior 11 month year. Net income for the full year 2005 increased to approximately $15.9 million versus approximately $200,000 in the prior year and fully diluted earnings per share increased to $0.46, inclusive of a non-cash tax benefit of $0.14, compared to $0.01 in the prior year.

For the fourth quarter of 2005 licensing revenue increased to $12.4 million compared to $2.0 million in the prior year two month quarter. Net income for the quarter was approximately $7.5 million compared to a loss of ($900,000) in the prior year quarter and fully diluted earnings per share were $0.19, inclusive of a non-cash tax benefit of $0.05, versus a loss of ($0.03) in the prior year quarter.

Neil Cole, Chairman and Chief Executive Office of Iconix commented "2005 was the first full year under our exciting new brand management and licensing business model and it was the most profitable year in our company's history. Our fourth quarter results helped us exceed our full year guidance driven by stronger than anticipated licensing revenue from within our Candie's and Rampage divisions and we see this strength continuing into 2006. Our Joe Boxer brand continues to grow internationally and we are working on several new license agreements for both Bongo and Badgley Mischka. We believe that we can continue to complement our organic growth with additional accretive acquisitions and are currently evaluating several interesting opportunities."

2006 Guidance:

The Company is reaffirming its previously announced 2006 full year earnings per share guidance of $0.65 - $0.70 cents per share.

Iconix brand Group Inc. (NASDAQ:ICON) owns, licenses and markets a growing portfolio of consumer brands including CANDIE'S (R), BONGO (R), BADGLEY MISCHKA
(R), JOE BOXER (R) and RAMPAGE (R). The company's brands touch every major segment of retail distribution from the luxury market to the mass market. Iconix, through its in-house advertising agency, advertises and markets its brands to continually drive greater consumer awareness and loyalty and licenses its brands to a network of leading retailers and manufacturers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company's acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company's licensees' dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company's SEC filings. The words "believe", "anticipate," "expect", "confident", "project", provide "guidance" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made.

                    Iconix Brand Group, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                     (000's omitted, except per share data)


                                      Three Months     Two Months    Twelve Months   Eleven Months
                                          Ended           Ended          Ended           Ended
                                      December 31,    December 31,    December 31,    December 31,
                                      ------------    ------------   -------------   -------------
                                          2005            2004            2005            2004
                                      ------------    ------------   -------------   -------------

Net sales                                $      --       $   5,629       $      --      $  58,427
Licensing and commission income             12,364           2,048          30,156         10,553
                                         ---------       ---------       ---------      ---------

Net revenue                                 12,364           7,677          30,156         68,980

Cost of goods sold                              --           3,846              --         48,229
                                         ---------       ---------       ---------      ---------
         Gross margin                       12,364           3,831          30,156         20,751

Selling, general and administrative
         expenses                            4,495           4,145          13,880         17,720
Special charges                                470             196           1,466            295
                                         ---------       ---------       ---------      ---------
                                             4,965           4,341          15,346         18,015
                                         ---------       ---------       ---------      ---------

Operating income (loss)                      7,399            (510)         14,810          2,736

Other expenses:
         Interest expense                    1,843             402           3,977          2,495
         Gain on sales of securities           (75)             --             (75)            --
                                         ---------       ---------       ---------      ---------
                                             1,768             402           3,902          2,495
                                         ---------       ---------       ---------      ---------
Income (loss) before income taxes            5,631            (912)         10,908            241
Income tax benefits - net                   (1,855)             --          (5,035)            --
                                         ---------       ---------       ---------      ---------
Net income (loss)                        $   7,486       $    (912)      $  15,943      $     241
                                         =========       =========       =========      =========

Earnings (loss) per share:
                           - Basic       $    0.21       $   (0.03)      $    0.51      $    0.01
                                         =========       =========       =========      =========
                           - Diluted     $    0.19       $   (0.03)      $    0.46      $    0.01
                                         =========       =========       =========      =========

Weighted average # of common shares:
                           - Basic          35,512          27,829          31,284         26,851
                                         =========       =========       =========      =========
                           - Diluted        39,830          27,829          34,773         28,706
                                         =========       =========       =========      =========


Selected Balance Sheet Data:            12/31/2005      12/31/2004
                                        ----------      ----------

Total Assets                             $ 212,178       $  60,160
Total Liabilities                        $ 112,147       $  35,902
Stockholders' Equity                     $ 100,031       $  24,258